Exhibit 12(b)

I, Julia Short, President and I, Denise R. Lewis, Treasurer of RidgeWorth Funds (the “Registrant”), each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Julia Short
Julia Short
President

Date: December 3, 2012

By:	/s/ Denise R. Lewis
Denise R. Lewis
Treasurer

Date: December 3, 2012